UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2016, Par Pacific Holdings, Inc. (the “Company”) completed a private unregistered offering (the “Convertible Notes Offering”) of $100 million aggregate principal amount of its 5.00% convertible senior notes due 2021 (the “Convertible Notes”).

Convertible Notes Indenture

The Convertible Notes were issued under an Indenture (the “Indenture”), dated as of June 21, 2016, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), establishing the terms and providing for the issuance of the Convertible Notes.

The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Convertible Notes will bear interest of 5.00% per year from June 21, 2016 (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2016), and will mature on June 15, 2021.

In connection with its purchase of Convertible Notes in the Convertible Notes Offering, each beneficial owner agreed in writing to certain share disposition and hedging restrictions, subject to certain exceptions, that will be in place until the earlier of (i) a date that is ten calendar days following the pricing date for the Company’s proposed subscription rights offering, if any, and (ii) August 9, 2016.

The Convertible Notes will be convertible at an initial conversion rate of 55.5556 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $18.00 per share of Common Stock. The conversion rate will be subject to adjustment in some events. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election, provided, however, that if the Company’s board of directors determines in good faith that the issuance of any shares of Common Stock in any conversion or in respect of any make-whole premium would cause the Company to undergo an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, then the Company will be required to settle such conversions or make-whole premium in cash or in a combination of cash and shares of Common Stock to the extent of such determination.

If the acquisition agreement relating to our recently announced and pending acquisition of Hermes Consolidated, LLC d/b/a Wyoming Refining Company terminates, the Company may redeem all, but not less than all, of the outstanding Convertible Notes for cash by delivering notice prior to August 9, 2016, at a redemption price equal to 102% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest. Except as set forth in the immediately preceding sentence, the Company may not redeem the Convertible Notes prior to June 20, 2019. After June 20, 2019, the Company may redeem all or part of the Convertible Notes, at its option, if the last reported sale price of the Common Stock has been at least 140% of the conversion price then in effect (i) on the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest and any make whole premium (as described in the Indenture).

If a “fundamental change” (as described in the Indenture) occurs, then holders of the Convertible Notes may, subject to certain restrictions, require the Company to repurchase for cash all or part of the Convertible Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest.

The Convertible Notes Offering is being made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company does not intend to register the Convertible Notes, but is obligated to register the resales of the shares of Common Stock, if any, issuable upon conversion of the Convertible Notes (as described further below).

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or any subsidiary of the Company that is a significant subsidiary, all outstanding Convertible Notes will become due and payable immediately without further action or notice. If any other event of default, other than for the failure to file reports described below, occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the Convertible Notes to be due and payable immediately. The Indenture further provides that with respect to an event of default arising from the Company’s failure to comply with the obligations to timely file any document or report that it is required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable, it will pay additional interest on the Convertible Notes. Additional interest will accrue on the Convertible Notes for the first 90 days following such failure to file any such required report at the rate of 0.25% per annum of the principal amount of Convertible Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing and at a rate of 0.50% per annum of the principal amount of the notes outstanding for each day during the period beginning on the 91st day after the failure to file and ending on the 180th day after the failure to file. On the 181st day after such event of default, the Convertible Notes will be subject to acceleration as provided above.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Registration Rights Agreement

In connection with the completion of the Convertible Notes Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of June 21, 2016, with the initial purchasers in the Convertible Notes Offering. The Registration Rights Agreement requires the Company (i) to file with the SEC a shelf registration statement covering resales of the shares of Common Stock, if any, issuable upon conversion of the Convertible Notes and in respect of any make-whole premium, (ii) to use its best efforts to cause, if not a well-known seasoned issuer, such shelf registration statement to be declared effective by the SEC within 180 days after June 21, 2016, and (iii) to use its best efforts to keep such shelf registration statement effective until the earlier of (A) the 120th calendar day immediately following the maturity date of the Convertible Notes or (B) the date on which there are no longer outstanding any Convertible Notes or restricted shares of the Common Stock that have been received upon conversion of the Convertible Notes or in respect of any make-whole premium.

If the Company does not fulfill its obligations under the Registration Rights Agreement, it will be required to pay the holders of the Convertible Notes liquidated damages in the form of additional interest on the Convertible Notes. Such additional interest will accrue at a rate per year equal to: (i) 0.25% of the principal amount of the Convertible Notes to, and including, the 90th day following such registration default and (ii) 0.50% of the principal amount of the Convertible Notes from, and after, the 91st day following such registration default. In no event will the liquidated damages exceed 0.50% per year.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated June 21, 2016, between Par Pacific Holdings, Inc. and Wilmington Trust, National Association, as Trustee

10.1	Registration Rights Agreement, dated June 21, 2016, between Par Pacific Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 22, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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